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                                                                    EXHIBIT 11.1


                   MOLECULAR DYNAMICS, INC. AND SUBSIDIARIES

                STATEMENT RE:  COMPUTATION OF EARNINGS PER SHARE
                     (in thousands, except per share data)

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
                                                   THREE MONTHS               SIX MONTHS
                                                       ENDED                     ENDED
                                                     JUNE 30,                   JUNE 30,
                                                1996         1995         1996           1995
                                              -------       -------       -------       -------
Net income                                    $   630       $   417       $   917       $   488
                                              -------       -------       -------       -------
Weighted average shares outstanding:
     Common stock                              10,105        10,190        10,113        10,125
     Common stock equivalents - options           576           626           574           605
                                              -------       -------       -------       -------
                                               10,681        10,816        10,687        10,730
                                              -------       -------       -------       -------
Earnings per share                            $  0.06       $  0.04       $  0.09       $  0.05
                                              -------       -------       -------       -------

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